UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25131	91-171810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 N.E. 8th Street, Suite 800

Bellevue, Washington 98004

(Address of principal executive offices) (Zip Code)

(415) 201-6100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2016, Blucora, Inc. (“Blucora” or the “Company”), announced that JoAnn Kintzel will step down as President of Blucora’s subsidiary TaxAct, Inc. In this connection, Blucora and Ms. Kintzel have entered into a transition and separation agreement dated as of June 29, 2016 (the “Transition Agreement”) pursuant to which she will continue in her current role until a successor is appointed and will assist in the transition of her former duties and responsibilities to the Company through a period ending on October 31, 2016 or an earlier date that is mutually agreed upon by Ms. Kintzel and Blucora. In connection with her separation of employment, Ms. Kintzel will be eligible to receive (i) the payment set forth in Section 6(c) of her Amended and Restated Employment Agreement entered into as of January 31, 2015 (the “Employment Agreement”), which consists of a lump sum cash payment equal to the sum of (a) her annual base salary and (b) an amount equal to 12 months of the monthly COBRA premium under Blucora’s group health plan, and (ii) her pro-rata accrued bonus as set forth in the Company’s 2016 Executive Bonus Plan, which will be payable at the same time bonuses are paid to other executives. In addition, provided she meets certain expectations during the transition period as set forth in the Transition Agreement, Ms. Kintzel will be eligible to receive a lump sum retention payment of $100,000. Ms. Kintzel’s receipt of the foregoing payments is subject to the terms and conditions of the Transition Agreement and the Employment Agreement, including her timely execution and non-revocation of a waiver and release of claims in favor of the Company. Pursuant to these agreements, Ms. Kintzel is also subject to certain non-competition, non-solicitation and non-disparagement restrictions.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included with this Report:

Exhibit No.	Description

10.1	JoAnn Kintzel Transition, Separation and Release Agreement

99.1	Press Release dated July 1, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: June 30, 2016	By:	/s/ Mark Finkelstein
Mark Finkelstein
Chief Legal & Administrative Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	JoAnn Kintzel Transition, Separation and Release Agreement

99.1	Press Release dated July 1, 2016